UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2005

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Senior Management Compensation

On January 17, 2005 and January 18, 2005, the Compensation Committee and the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) determined that for 2004 no cash bonuses would be paid to the company's executive officers or senior vice presidents under the company's Annual Incentive Plan or otherwise.

The Compensation Committee and the Board also determined to defer certain actions under Fannie Mae's performance share program until Fannie Mae has reliable financial data for prior fiscal years. Under the program, each year members of senior management become entitled to receive shares of common stock in an amount based upon and subject to Fannie Mae's meeting corporate performance objectives over a three-year period. These objectives are based on both financial and non-financial goals, equally weighted. The financial goals under the performance share program are currently tied to growth in core business earnings per share. Generally, the Compensation Committee determines in January of the year following completion of the cycle the number of shares of common stock each awardee is entitled to receive, and the shares are paid out in two annual installments beginning that January. Accordingly, in January 2004 awardees received 50% of the shares they were determined to be entitled to receive for the three-year performance cycle ended December 31, 2003, and the remaining shares were expected to be paid in January 2005.

As previously announced, Fannie Mae will restate its previously issued financial statements and re-evaluate previously issued non-GAAP financial information, including core business earnings. The Board and Compensation Committee have determined to defer consideration of the impact of Fannie Mae's restatement and re-evaluation on both unpaid performance shares and the performance share cycle completed on December 31, 2004 until reliable financial data for the relevant periods are available.

The Board and Compensation Committee also established base salaries for executive officers. The executive officers named below represent the six executive officers of Fannie Mae as of December 31, 2004 who received the highest compensation for 2004. Presented below are the 2005 and 2004 annual salaries for such officers:

Daniel H. Mudd, Vice Chairman and interim Chief Executive Officer, $746,209 and $746,209. (The Compensation Committee and the independent directors will consider Mr. Mudd's 2005 salary at the February Board meeting in light of his new duties as interim Chief Executive Officer.)

Robert J. Levin, Executive Vice President and interim Chief Financial Officer, $675,000 and $592,250. (Mr. Levin will receive the 2005 salary rate as long as he serves as interim Chief Financial Officer.)

Thomas E. Donilon, Executive Vice President--Law and Policy and Secretary to the Board, $669,760 and $644,000.

Louis W. Hoyes, Executive Vice President, Single-Family Mortgage Business, $540,800 and $520,000.

Julie St. John, Executive Vice President and Chief Information Officer, $516,724 and $496,850.

Michael J. Williams, President--Fannie Mae e-Business, $516,724 and $496,850.

Compensation and Duties of Non-Executive Chairman of the Board

On January 18, 2005, the Board of Directors of Fannie Mae approved a new compensation arrangement for the non-executive Chairman of the Board, Stephen B. Ashley, in recognition of the substantial amount of time and effort Mr. Ashley is expected to spend fulfilling the duties and responsibilities of non-executive Chairman of the Board of Directors. Prior to Mr. Ashley's becoming non-executive Chairman on December 21, 2004, the Chairman of the Board of Directors had been the company's Chief Executive Officer.

As Non-Executive Chairman, Mr. Ashley is expected to
- provide leadership to the Board of Directors,
- provide for the proper flow of information to and from the Board,
- oversee closely management's implementation of the strategies and actions adopted by the Board,
- assist and advise the chief executive officer,
- assist in promoting effective relations between the company and external stakeholders, and
- promote the highest standards of ethical conduct and integrity by the company and its employees.

Fannie Mae's non-management directors each receive an annual retainer of $35,000, and a $1,500 fee for each board or board committee meeting attended. Committee chairmen receive an additional annual retainer of $10,000, plus an additional $500 for each in-person committee meeting chaired and $300 for each telephone committee meeting chaired. Non-management directors also receive compensation in the form of stock options and restricted stock, as described in Fannie Mae's 2004 proxy statement.

Under the new arrangement, Mr. Ashley will not receive the annual cash retainer and fees for each meeting attended or chaired. In lieu thereof, Mr. Ashley will receive an annual fee of $500,000. Mr. Ashley's equity compensation remains unchanged.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2005, Leanne G. Spencer, Fannie Mae's principal accounting officer, stepped down as Fannie Mae's Senior Vice President and Controller effective January 31, 2005. Under the terms of an agreement with Fannie Mae, Ms. Spencer will continue her employment with Fannie Mae in a non-officer capacity as Special Advisor to Michael Williams until January 31, 2006 or, if earlier, Ms. Spencer's resignation, employment by another employer, death, disability, or termination for cause. In her role as Special Advisor, Ms. Spencer will perform such duties and assignments as are assigned to her by Mr. Williams. As Special Advisor, Ms. Spencer will be entitled to continuation of her salary, benefits and plan coverage.

On January 18, 2005, the company appointed David C. Hisey Senior Vice President and Controller effective February 1, 2005. As Controller, Mr. Hisey will be Fannie Mae's principal accounting officer. Mr. Hisey, 44, has been Fannie Mae's Senior Vice President, Financial Controls and Operations since January 3, 2005. Prior to joining Fannie Mae, Mr. Hisey was Managing Director and practice leader of the Lending and Leasing Group and Vice President of Financial Services Consulting at BearingPoint, Inc. (formerly known as KPMG Consulting, Inc., which acquired KPMG LLP's consulting practice in 2000), a management consulting and systems integration company. Prior to joining BearingPoint in 2000, Mr. Hisey was a partner with KPMG LLP. As an audit partner with KPMG LLP, he consulted on lending and capital markets matters including risk management, finance and regulatory advisory, business strategy, operations improvement, technology, securitization, performance measurement, and mergers and acquisitions, and conducted financial statement audits. While at KPMG LLP, Mr. Hisey was not engaged on the Fannie Mae financial statement audit. Mr. Hisey is a Certified Public Accountant. Compensation arrangements for Mr. Hisey will be determined annually by the Compensation Committee of Fannie Mae's Board of Directors. Under the terms of his employment arrangement with Fannie Mae, Mr. Hisey currently receives a base salary of $275,000 per year. Under his employment arrangement, Mr. Hisey received (1) 7,500 shares of restricted stock, subject to vesting in equal annual installments over three years, and (2) options to purchase 10,000 shares of Fannie Mae common stock at a price equal to the fair market value of the stock on the date of grant. The options vest in four equal annual installments beginning on the first anniversary of their grant date. Mr. Hisey also received a bonus of $150,000 upon starting employment with Fannie Mae and is entitled to receive an additional bonus of $100,000 at the beginning of July 2005 subject to his satisfactory performance. If Mr. Hisey decides to terminate his employment prior to January 3, 2006, he is required to return these bonuses to Fannie Mae. If Fannie Mae terminates his employment before such date without cause, then Mr. Hisey's 7,500 shares of common stock will become fully vested. Mr. Hisey is also eligible to participate in the Annual Incentive Plan and to receive variable long-term incentive awards, and to participate in Fannie Mae's other compensation and benefits programs that are available to Fannie Mae senior vice presidents generally.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2005, the Board of Directors of Fannie Mae approved an amendment to Fannie Mae's bylaws to eliminate the requirement that the Chairman of the Board of Directors of Fannie Mae also be its Chief Executive Officer. The amended bylaws provide that the Chairman of the Board of Directors may, but need not, be the Chief Executive Officer of the company. In light of the elimination of the requirement that the Chairman be the company’s Chief Executive Officer, the amendment also modified the Chairman’s duties established under the bylaws and eliminated provisions relating to (1) the Chairman’s authority over the manner in which the company’s business is conducted, (2) the Chairman or his delegee’s authority to appoint officers and agents of the company and (3) the role of the Vice Chairman and Chief Operating Officer during the Chairman's absence or inability to act. Since December 21, 2004, Stephen Ashley has served as non-executive Chairman of Fannie Mae, and Daniel Mudd has served as interim Chief Executive Officer. A copy of the company's amended bylaws, marked in Section 4.08 to show the amendment, is filed with this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

January 21, 2005	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Fannie Mae Bylaws, as of January 19, 2005